Exhibit 10.27

BOARD OF DIRECTORS ADVISORY AGREEMENT (Modification to Exhibit only)

This Director Advisory Agreement (this “Agreement”) is entered and effective as of September 1, 2020 (the “Effective Date”), by and between Mitesco, Inc. 7535 E. Hampden Ave, Suite 400 Denver, CO 80210 (the “Company”) and Ronal Riewold (“Board Member” and together with the Company, the “Parties.”). The terms specified in this agreement supersedes all prior agreements, including but not limited to consulting or board of director agreements.

RECITALS

A.     The Company has requested that Board Member provide certain director services to the Company and Board Member has agreed to provide such services.

B.     The Parties would like to enter into this Agreement to define the Parties’ rights and obligations under which Board Member shall provide director services to the Company.

Modification of EXHIBIT A Board of Directors Agreement effective date 9/1/20

Modification To Terms Effective: September 1, 2020

A.         Services.  Board Member shall perform such duties and exercise such powers as are usually performed by a Board Member of the Company.

B.         Director Payments. The Board of the Company has determined that it is in the best interest of its shareholders to provide certain compensation to its Board members for his services to the Company.

C.         The Company will pay for professional fees of $2,500 per month, except for the month that an in person meeting is held, then the professional fee paid will also be $5,000 for that month.

D.         Addresses.  For purposes of notice under this Agreement the addresses of the Company and Board Member are as follows:

Company:	Mitesco, Inc.
7535 East Hampden Avenue, Ste. 400 Denver, CO 80231

Board Member:	Ronald Riewold
4794 Innisfill Street Palm Harbor, FL 34683

IN WITNESS WHEREOF, the parties have caused this Board Member Agreement to be duly executed by their respective authorized representatives as of the Effective Date.

“COMPANY”:	“BOARD MEMBER”:
Mitesco, Inc. 7535 E. Hampden Ave., Ste. 400 Denver, CO 80231 By: ________________________ Name: Lawrence Diamond Title: CEO & Director	Ronald Riewold By: ________________________ Title: Chairman Of the Board of Directors